UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 30, 2015

EARTH SCIENCE TECH, INC.

(Exact name of registrant as specified in charter)

Nevada	45-4267181
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

C1702 Costa Del Sol Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code: (561) 757-5591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officers and Directors

Matthew Cohen has resigned from the Acting CEO role and Director, however will stay on indefinitely as the interim CFO as of November 6, 2015.

Thomas Wright has resigned effective October 8, 2015 from his position as COO and Director and will remain on the Company's Advisory Board.

Appointment of Officers and Directors

Mr. Pavlik was appointed October 9, 2015, as CEO and CMO of Earth Science Tech, Inc. He was also appointed to the Board of Directors that same day.

There are no transactions between Mr. Pavlik and the corporation that are reportable under Item 404(a) of Regulation S-K.  There are no family relationships among our directors or executive officers.

Nickolas Tabraue was appointed October 9, 2015 as COO and Director of Earth Science Tech, Inc.

Biological Information

Mr. Joseph Pavlik is an industry veteran brings over 20 years of professional experience in the nutraceutical, dietary supplement and performance nutrition field. As an author, product development specialist and highly sought business consultant, Mr. Pavlik is well recognized and respected by his colleagues as one of the industry's foremost leading authorities on performance nutrition, health and wellness. Mr. Pavlik's expertise and reputation as an internationally renowned nutritional scientist showcases a proven record of success. Mr. Pavlik's science-based product innovations have positively influenced all health and wellness product categories globally including cognitive enhancement, anti-aging, sports performance, joint health and muscle repair and recovery. Over the last 3 years, Mr. Pavlik has dedicated much of his time personally and professionally towards researching the vast health and performance benefits of CBD (Cannabidiol) as well as CBD (Cannabidiol) Rich Hemp Oil.

Mr. Nickolas Tabraue is an industry veteran having 9 years of professional experience in the nutraceutical, dietary supplement field, as well as retail corporate management. Mr. Tabraue is well versed in his skills and knowledge of supplements, retail management, and customer service. His management experience at Vitamin Shoppe encompassed the management of  four different locations, one being the company's highest volume and another included the restructuring  of a non-performing high volume store achieving high operating levels in operations, service, inventory compliance. Currently, I have built, designed, and implemented operating systems for  Nutrition Empire, one of  ETST subsidiaries, as well as assisting in sales, training and educating our online and phone customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

By:	/s/ Matt Cohen
Matt Cohen
Acting Chief Executive Officer and Chief Financial Officer

Date: November 02, 2015